Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Richard P. Cleys
VP and CFO
ScanSource, Inc.
(864) 286-4358

SCANSOURCE REPORTS STRONG SECOND QUARTER RESULTS

* Second quarter sales increase 17% to $553.3 million

GREENVILLE, SC —— January 24, 2008—ScanSource, Inc.(Nasdaq:SCSC), a leading international distributor of AIDC (automatic identification and data capture), point of sale, communications and electronic security products for the reseller market, today announced complete financial results for its second quarter ended December 31, 2007.

QE 12/31/ 07 capsule:

Net sales	$553.3 million
Net income	$15.5 million
Diluted EPS	$0.59 per share

“Our growth was led by record results in our North American and International POS/Bar Code units,” said Mike Baur, CEO of ScanSource. “Excellent execution by our sales and support teams worldwide allowed us to gain market share and achieve our financial goals. We are also very pleased with the record quarterly sales growth of our newly formed ScanSource Communications business unit.”

ScanSource Reports Strong Second Quarter Results

For the quarter ended December 31, 2007, net sales increased 17% to $553.3 million compared to $473.7 million for the quarter ended December 31, 2006. Quarterly operating income increased 60% to $25.4 million from $15.9 million for the comparable quarter in 2006. Our effective tax rate for the quarter was 37.7% compared to 39.0% for the prior year. Net income increased 76% to $15.5 million for the quarter ended December 31, 2007 versus $8.8 million for the quarter ended December 31, 2006. Diluted earnings per share increased 74% to $0.59 per share compared to $0.34 in the prior year quarter.

The comparable quarter and year-to-date periods are impacted by the ongoing expenditures related to our Special Committee’s review of the Company’s stock option grant practices and related matters. When adjusted to exclude legal and accounting costs of third party providers relating to this review for both periods, net income was $15.7 million for the quarter ended December 31, 2007 versus $11.8 million for the quarter ended December 31, 2006, an increase of 33%. Diluted earnings, as adjusted, per share also increased 33% to $0.60 per share compared to $0.45 in the prior year quarter. Supplemental schedules have been included to show this reconciliation for the quarter and year-to-date periods ended December 31, 2007 and 2006, respectively.

Forecast for Next Quarter

The Company announced its revenue forecast for the third quarter of fiscal 2008. ScanSource expects net revenues for the March 2008 quarter could range from $550 million to $570 million.

ScanSource Reports Strong Second Quarter Results

Safe Harbor Statement

This news release contains comments that are “forward looking” statements that involve risks and uncertainties; these statements are subject to the safe harbor creased by the Private Securities Litigation Reform Act of 1995. Any number of important factors could cause actual results to differ materially from anticipated results. For more information concerning factors that could cause actual results to differ from anticipated results, see the Company’s annual report on Form 10-K for the year ended June 30, 2007 filed with the Securities and Exchange Commission.

About ScanSource

ScanSource, Inc. is a leading international distributor of specialty technology products. The Company markets specialty technologies through four sales units: ScanSource [automatic identification and data capture (AIDC) and point-of-sale (POS) products]; Catalyst Telecom (Avaya communications products); ScanSource Communications (video conferencing, telephone and communications products); and ScanSource Security Distribution (electronic security products).

The Company services the North America marketplace and has an international segment, which sells AIDC and POS products in Latin America and Europe. Founded in 1992, the Company ranks #956 on the Fortune 1000. For more information, call the toll-free sales telephone number at 800.944.2432 or visit www.scansourceinc.com.

ScanSource Reports Strong Second Quarter Results

SCANSOURCE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2007 (unaudited)	June 30, 2007 *
Assets
Current Assets
Cash and cash equivalents	$3,650	$1,864
Trade & notes receivable, net	349,281	349,961
Other receivables	10,526	6,755
Inventories	336,107	272,012
Prepaid expenses and other assets	9,983	10,444
Deferred income taxes	13,700	12,102

Total current assets	723,247	653,138

Property and equipment, net	22,832	26,781
Goodwill	29,310	29,361
Other assets, including identifiable intangible assets	30,370	29,168

Total assets	$805,759	$738,448

Liabilities and Shareholders’ Equity

Current Liabilities
Current portion of long-term debt	$—	$200
Short-term borrowings	1,973	3,490
Trade accounts payable	345,241	256,883
Accrued expenses and other liabilities	42,062	39,610

Total current liabilities	389,276	300,183

Deferred income taxes	—	—
Long-term debt	3,888	17,216
Borrowings under revolving credit facility	45,277	90,314
Other long-term liabilities	7,182	5,475

Total liabilities	445,623	413,188

Minority interest	—	516

Shareholders’ Equity
Common stock	87,796	83,653
Retained earnings	264,639	234,502
Accumulated other comprehensive income	7,701	6,589

Total shareholders’ equity	360,136	324,744

Total liabilities and shareholders’ equity	$805,759	$738,448

*	Derived from audited financial statements at June 30, 2007.

ScanSource Reports Strong Second Quarter Results

SCANSOURCE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENTS (UNAUDITED)

(In thousands, except per share data)

	Quarter ended December 31,		Six months ended December 31,
	2007	2006	2007	2006
Net sales	$553,344	$473,734	$1,107,035	$969,963
Cost of goods sold	494,167	420,957	989,734	865,348

Gross profit	59,177	52,777	117,301	104,615

Selling, general and administrative expenses	33,743	36,899	66,514	67,219

Operating income	25,434	15,878	50,787	37,396

Other expense (income):
Interest expense	1,274	1,754	3,399	3,525
Interest income	(404)	(174)	(707)	(282)
Other (income) expense	(251)	(126)	(403)	(562)

Other expense (income), net	619	1,454	2,289	2,681

Income before income taxes and minority interest	24,815	14,424	48,498	34,715

Provision for income taxes	9,365	5,620	18,361	13,417

Income before minority interest	15,450	8,804	30,137	21,298

Minority interest in income of consolidated subsidiaries, net of income taxes	—	13	—	46

Net income	$15,450	$8,791	$30,137	$21,252

Per share data:
Net income per common share, basic	$0.60	$0.34	$1.16	$0.83

Weighted-average shares outstanding, basic	25,899	25,749	25,883	25,739

Net income per common share, assuming dilution	$0.59	$0.34	$1.15	$0.81

Weighted-average shares outstanding, assuming dilution	26,330	26,236	26,275	26,225

ScanSource Reports Strong Second Quarter Results

SCANSOURCE, INC. AND SUBSIDIARIES

RECONCILIATION OF NON GAAP INCOME (UNAUDITED)

(In thousands, except per share data)

	Quarter ended December 31, 2007			Quarter ended December 31, 2006
	GAAP	Special Committee Costs	Non-GAAP	GAAP	Special Committee Costs	Non-GAAP
Net sales	$553,344	$—	$553,344	$473,734	$—	$473,734
Cost of goods sold	494,167	—	494,167	420,957	—	420,957

Gross profit	59,177	—	59,177	52,777	—	52,777

Selling, general and administrative expenses	33,743	(468)	33,275	36,899	(4,900)	31,999

Operating income	25,434	468	25,902	15,878	4,900	20,778

Other expense (income):
Interest expense	1,274	—	1,274	1,754	—	1,754
Interest income	(404)	—	(404)	(174)	—	(174)
Other (income) expense	(251)	—	(251)	(126)	—	(126)

Other expense (income), net	619	—	619	1,454	—	1,454

Income before income taxes and minority interest	24,815	468	25,283	14,424	4,900	19,324

Provision for income taxes	9,365	176	9,541	5,620	1,862	7,482

Income before minority interest	15,450	292	15,742	8,804	3,038	11,842

Minority interest in income of consolidated subsidiaries, net of income taxes	—	—	—	13	—	13

Net income	$15,450	$292	$15,742	$8,791	$3,038	$11,829

Per share data:

Net income per common share, basic	$0.60	$0.01	$0.61	$0.34	$0.12	$0.46

Weighted-average shares outstanding, basic	25,899		25,899	25,749		25,749

Net income per common share, assuming dilution	$0.59	$0.01	$0.60	$0.34	$0.12	$0.45

Weighted-average shares outstanding, assuming dilution	26,330		26,330	26,236		26,236

To provide the reader more comparable information regarding the Company’s quarterly operating results, the above schedule shows the impact on earnings had the Company not incurred the additional external costs related to the Special Committee and related matters, in the quarterly periods indicated. These amounts consist primarily of legal and accounting costs of third party providers. For internal operating measurements, these costs are charged to the Company’s corporate overhead and are not allocated to product lines.

ScanSource Reports Strong Second Quarter Results

SCANSOURCE, INC. AND SUBSIDIARIES

RECONCILIATION OF NON GAAP INCOME (UNAUDITED)

(In thousands, except per share data)

	Six months ended December 31, 2007			Six months ended December 31, 2006
	GAAP	Special Committee Costs	Non-GAAP	GAAP	Special Committee Costs	Non-GAAP
Net sales	$1,107,035	$—	$1,107,035	$969,963	$—	$969,963
Cost of goods sold	989,734	—	989,734	865,348	—	865,348

Gross profit	117,301	—	117,301	104,615	—	104,615

Selling, general and administrative expenses	66,514	(1,011)	65,503	67,219	(4,900)	62,319

Operating income	50,787	1,011	51,798	37,396	4,900	42,296

Other expense (income):
Interest expense	3,399	—	3,399	3,525	—	3,525
Interest income	(707)	—	(707)	(282)	—	(282)
Other (income) expense	(403)	—	(403)	(562)	—	(562)

Other expense (income), net	2,289	—	2,289	2,681	—	2,681

Income before income taxes and minority interest	48,498	1,011	49,509	34,715	4,900	39,615

Provision for income taxes	18,361	381	18,742	13,417	1,862	15,279

Income before minority interest	30,137	630	30,767	21,298	3,038	24,336

Minority interest in income of consolidated subsidiaries, net of income taxes	—	—	—	46	—	46

Net income	$30,137	$630	$30,767	$21,252	$3,038	$24,290

Per share data:
Net income per common share, basic	$1.16	$0.02	$1.18	$0.83	$0.12	$0.95

Weighted-average shares outstanding, basic	25,883		25,883	25,739		25,739

Net income per common share, assuming dilution	$1.15	$0.02	$1.17	$0.81	$0.12	$0.93

Weighted-average shares outstanding, assuming dilution	26,275		26,275	26,225		26,225

To provide the reader more comparable information regarding the Company’s year-to-date operating results, the above schedule shows the impact on earnings had the Company not incurred the additional external costs related to the Special Committee and related matters, in the year-to-date periods indicated. These amounts consist primarily of legal and accounting costs of third party providers. For internal operating measurements, these costs are charged to the Company’s corporate overhead and are not allocated to product lines.